Exhibit 5.2

November 23, 2021

Board of Directors

Dollar Tree, Inc.

500 Volvo Parkway

Chesapeake, VA 23320

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Dollar Tree, Inc., a Virginia corporation (the “Company”), and are delivering this opinion letter in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of the offering and sale from time to time pursuant to Rule 415 under the Securities Act of debt securities of the Company (the “Debt Securities”). The Debt Securities will be issued in one or more series under the Indenture, dated April 2, 2018 (the “Indenture”), between the Company and U.S. Bank, National Association, as trustee (such trustee or any successor trustee, the “Trustee”).

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein expressed, we have examined (i) the articles of incorporation of the Company, as amended, (ii) the bylaws of the Company, as amended, (iii) the Registration Statement, (iv) the Indenture, (v) a Certificate of Good Standing issued by the Virginia State Corporation Commission dated November 23, 2021, (vi) certificates of public officials and of representatives of the Company, and (vii) such other corporate proceedings, records, and documents as we have considered necessary for the purposes of this opinion letter.

In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons who have executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that statements regarding matters of fact in certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Williams Mullen Center | 200 South 10th Street, Suite 1600 Richmond, VA 23219 | P.O. Box 1320 Richmond, VA 23218

T 804.420.6000 F 804.420.6507 | williamsmullen.com | A Professional Corporation

November 23, 2021

We also have assumed that (i) the Registration Statement and any supplements or amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable laws, (ii) the Registration Statement and any supplements or amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply with all applicable laws, (iv) all Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and related prospectus supplements, (v) none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Security, nor the compliance by the Company with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Security offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) the Trustee has been qualified to act as trustee under the Indenture, (viii) the Indenture (including any supplemental indenture related thereto) will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (ix) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (x) the Indenture (including any supplemental indenture related thereto) will have been duly authorized and validly executed and delivered by the Company, (xi) prior to each issuance of Debt Securities, the Company will duly authorize the issuance, execution, delivery and performance of such Debt Securities and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and related prospectus supplements and the terms of the Indenture (including any supplemental indenture related thereto) and any other agreement governing those Debt Securities and (xii) the Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture (including any supplemental indenture related thereto) and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein.

On the basis of the foregoing, and subject to the qualifications and limitations set forth herein, we give you our opinions as of the date hereof, as follows:

1.	The Company is validly existing as a corporation and in good standing under the laws of the Commonwealth of Virginia.

2.	The Company has the requisite corporate power and authority to execute and deliver the Debt Securities.

3.	The Company has taken all corporate action necessary to authorize the execution, delivery and performance of the Debt Securities.

The opinions expressed in paragraph 1 of this opinion letter are given solely on the basis of the Certificate of Good Standing issued by the Virginia State Corporation Commission dated November 23, 2021, and speak only as of the date indicated thereon rather than the date hereof.

November 23, 2021

The opinions expressed herein are limited in all respects to the application of the laws of the Commonwealth of Virginia and applicable federal laws of the United States of America, in each case as in effect on the date hereof. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinions to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated herein; no further opinion is implied or may be inferred beyond such matters.

We hereby consent to the reliance by Wachtell, Lipton, Rosen & Katz on the opinions expressed herein. We also consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Offered Securities” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ WILLIAMS MULLEN